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                                                                   Exhibit 3.130



                           MEMORANDUM OF ASSOCIATION
                                       OF
                      PHYSICIANS UNDERWRITING GROUP, LTD.


1.   The name of the Company is Physicians Underwriting Group, Ltd.

2. The Registered Office of the Company shall be at the offices of Marsh Management Services (Cayman) Ltd., 3rd Floor, Barclay's House, P.O. Box 1051, Grand Cayman, Cayman Islands, British West Indies, or at such other place as the Directors may from time to time decide.

3.   The objects for which the Company is established are as follows:

     (i) (A) To undertake and carry on the business of professional liability, comprehensive general liability, product liability, accident, employers' liability, fidelity guarantee, directors and officers, errors and omissions, health, third party, burglary, theft, fire, accident, marine, storm, earthquake, flood, war risk, insurrection, riot, civil commotion, strike, vehicle, aviation, ship, boiler, workers' compensation insurance or any one or more of them and to undertake and carry on all or any other kinds of insurance or reinsurance business, and in particular but without prejudice to the generality of the foregoing:

          (1) Insurances against or upon the contingency of injury, damage or loss to persons by accident or misadventure of any kind;

          (2) Insurances to protect employers and principals against liability on account of injury, loss or damage, either sustained or caused by workers, servants, employees or agents in their employment, or acting on their behalf;

          (3) Insurances of factories, warehouses, premises, houses, tenements, merchandise and all other property and effects, real and personal, against loss or damage by fire, explosion, lightning, storm, tempest, flood, aircraft and things dropped therefrom, by accident or otherwise, and to carry on the business of insuring property against all such losses or damage in all its branches;

          (4) Insurances against claims upon the assured for injuries to persons and property of third parties caused by the assured or his property, or by others for whom he is responsible;



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                  (5)  Insurances against loss of property by burglary or theft by housebreaking or larceny; and

                  (6) Insurances against all manner of accidents, liability and guarantee, and every other description of insurance business kindred to the above.

                  (B) To act as consultants, managers, advisers and brokers in connection with all forms of insurance and reinsurance business.

                  (C) To carry on the business of an investment company and to carry on business as financiers, capitalists, concessionaires and merchants and to undertake and carry on and execute all kinds of investment, financial, commercial, trading and other operations.

            (ii) To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive supervisory and consultant services for or in relation to any company in which the Company is interest upon such terms as may be thought fit.

            (iii) To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any persons, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method whether or not the Company shall receive valuable consideration therefor.

            (iv) To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

            (v) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission, or otherwise take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership, or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and


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          liabilities of the Company, or of advancing directly or indirectly, the objects of the Company, or for any other purpose which the Company may think expedient.

IT BEING HEREBY DECLARED that in the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.


     4. Except as prohibited or limited by the Companies Law, the Company shall have and be capable of exercising any and all powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, Bills of Exchange, Bills of Lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently, profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid; provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

     5. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

     6. The share capital of the Company is US $900,000 divided into 900,000 shares, US $1.00 par value, with power for the Company insofar as is permitted by law,


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     to redeem any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. The operations of the Company will be carried on subject to the provisions of Section 192 of the Companies Law.

8. The Company may exercise the power contained in Section 223 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

The undersigned whose names and addresses are subscribed are desirous of forming a company in pursuance of this Memorandum of Association and agree to take the number of shares in the capital of the Company set opposite our names.

Dated the 19th day of February, 2003.


          SIGNATURE AND                                NUMBER OF SHARES
          ADDRESS OF SUBSCRIBERS                            TAKEN
          ----------------------                            -----

          Seamus Tivnan                                       1
          P.O. Box 1051GT
          Grand Cayman

          /s/ Seamus Tivnan
          ----------------------


WITNESS:  Christine Degrand
          P.O. Box 1051GT
          Grand Cayman

          /s/ Christine Degrand
          ----------------------

I, JOY A. RANKINE, Asst. Registrar of Companies in and for the Cayman Islands, do hereby certify that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 26th day of February, 2003.


                                        /s/ Joy A. Rankine
                                        ----------------------------------
                                        ASST. REGISTRAR OF COMPANIES


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